Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Suzano S.A. (File No. 333-236083 and File No. 333-248909), Suzano Austria GmbH (File No. 333-236083-01) and Fibria Overseas Finance Ltd. (File No. 333-236083-02) of our report dated February 9, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

São Paulo, Brazil

April 29, 2022